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                         [DELOITTE & TOUCHE LETTERHEAD]







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Topps Company Inc. (the "Company") on Form S-8 of our report dated April 1, 1997 appearing in the Annual Report on Form 10-K of the Company for the year ended March 1, 1997.

/s/ Deloitte & Touche LLP

New York, New York
December 29, 1997